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                                                                    Exhibit j(2)

                     [PricewaterhouseCoopers LLP letterhead]

                       Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 28, 2003, relating to the consolidated financial statements of NYLIFE LLC and Subsidiaries, which appear in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
December 29, 2003